NEWS 1 www.facebook.com/ford www.medium.com/@fordwww.twitter.com/ford www.instagram.com/ford Ford Fulfills Earnings Guidance, Has Strong Cash Flow in Q3; Will Accelerate Development of L2+/L3 ADAS Technology • Reports quarterly revenue of $39.4 billion, up 10% despite supply chain issues; $827 million net loss, a result of special items; adjusted EBIT of $1.8 billion, exceeding recent guidance • Resets expected timing, prioritization of advanced driver assistance systems; records $2.7 billion non-cash, pretax impairment on investment in Argo AI • Says operating cash flow was $3.8 billion; adjusted FCF of $3.6 billion pushes year-to-date total beyond original full-year guidance of $5.5 billion to $6.5 billion • Ends quarter with strong cash and liquidity of $32 billion and $49 billion, respectively • Anticipates full-year adjusted EBIT to be about $11.5 billion, up about 15%; raises outlook for 2022 adjusted FCF to $9.5 billion to $10 billion DEARBORN, Mich., Oct. 26, 2022 – Ford believes accomplishments in third-quarter 2022 set up a solid finish to a challenging year and a strategically fast start to 2023, as the company organizes around three customer-centered automotive business units – Ford Blue for popular gas-powered vehicles and hybrids; Ford Model e for breakthrough connected, electric vehicles; and Ford Pro for commercial products and services. “We’re asking ‘What’s best for customers?’ in everything we do,” said President and CEO Jim Farley. “Winning for customers is driving a re-founding of the company through Ford+, with high ambitions for quality, innovation, profitability and growth across all our businesses – making smart choices about how we deploy capital even as we learn and adapt.” Company Key Metrics Summary

That includes adapting as circumstances change, he said. During the quarter, Ford concluded that the auto industry's large-scale profitable commercialization of Level 4 advanced driver assistance systems will be further out than originally anticipated – but development and customer enthusiasm for benefits of L2+ and L3 ADAS warrant dialing up the company's near-term aspirations and commitment in those areas.

In the third quarter, Ford made a strategic decision to shift its capital spending from the L4 advanced driver assistance systems being developed by Argo AI to internally developed L2+/L3 technology. Earlier, Argo AI had been unable to attract new investors. Accordingly, Ford recorded a $2.7 billion non-cash, pretax impairment on its investment in Argo AI, resulting in an $827 million net loss for Q3.

Adjusted earnings before interest and taxes were $1.8 billion, higher than the $1.4 billion to $1.7 billion the company estimated in September. Quarterly revenue was $39.4 billion, up 10% from a year ago.

The results were influenced by two things Ford signaled in mid-September: 1) supply shortages that left about 40,000 "vehicles on wheels" – built, but awaiting needed parts – in inventory at the end of September and 2) about $1 billion in higher-than-expected supplier payments. Ford expects to complete the vehicles and sell them to dealers during Q4.

Ford's third-quarter operating cash flow was $3.8 billion. Adjusted free cash flow was $3.6 billion, reflecting strong automotive cash generation. The company ended the quarter with cash and liquidity of $32 billion and $49 billion, respectively.

Business Unit Highlights

		North America	South America	Europe	China	IMG	Total Auto
Q3 Automotive Results							
Market Share (%)		12.8 %	2.0 %	6.6 %	2.0 %	1.4 %	4.9 %
	H / (L) Q3' 21	1.7 ppts	(0.5) ppts	0.4 ppts	(0.5) ppts	(0.4) ppts	(0.0) ppts
Wholesales (000)		568	23	273	137	86	1,086
	H / (L) Q3' 21	4 %	17 %	25 %	(16) %	30 %	7 %
Revenue ($B)		$ 26.3	$ 0.9	$ 6.8	$ 0.4	$ 2.8	$ 37.2
	H / (L) Q3' 21	10 %	41 %	11 %	(27) %	47 %	12 %
EBIT ($M)		$ 1,309	$ 149	$ 204	$ (193)	$ 229	$ 1,698
	H / (L) Q3' 21	$ (1,111)	$ 147	$ 256	$ (154)	$ 104	$ (758)
EBIT Margin (%)		5.0 %	16.9 %	3.0 %	(44.7) %	8.2 %	4.6 %
	H / (L) Q3' 21	(5.1) ppts	16.6 ppts	3.9 ppts	(38.1) ppts	1.6 ppts	(2.8) ppts
YTD Automotive Results							
Market Share (%)		12.6 %	2.1 %	6.5 %	2.2 %	1.2 %	5.0 %
	H / (L) YTD' 21	1.3 ppts	(0.7) ppts	0.0 ppts	(0.2) ppts	(0.5) ppts	(0.1) ppts
Wholesales (000)		1,700	57	749	378	201	3,084
	H / (L) YTD' 21	21 %	3 %	10 %	(18) %	(15) %	9 %
Revenue ($B)		$ 77.7	$ 2.2	$ 19.4	$ 1.4	$ 6.5	$ 107.2
	H / (L) YTD' 21	25 %	35 %	4 %	(27) %	(2) %	18 %
EBIT ($M)		$ 6,169	$ 303	$ 421	$ (367)	$ 385	$ 6,911
	H / (L) YTD' 21	$ 614	$ 460	$ 416	$ (190)	$ (145)	$ 1,155
EBIT Margin (%)		7.9 %	14.0 %	2.2 %	(25.6) %	5.9 %	6.4 %
	H / (L) YTD' 21	(1.1) ppts	23.8 ppts	2.2 ppts	(16.6) ppts	(2.1) ppts	0.1 ppts

2

3 Among uses of its strong cash position is a fourth-quarter regular dividend of 15 cents per share, authorized today by Ford’s board of directors. The dividend is payable on Dec. 1 to shareholders of record at the close of business on Nov. 15. The company is also resuming a modest share repurchase program to offset the dilutive effect of stock-based compensation. Directors approved the repurchase of up to 35 million shares over time for that purpose. Ford North America achieved EBIT of $1.3 billion and a 5% EBIT margin, both down from a year ago because of higher commodity costs, inflationary pressure and unfavorable mix, with the unshipped vehicles largely high-margin trucks and SUVs. The margin is expected to return to double digits in the fourth quarter, with customer sentiment for the company’s vehicles remaining high. Through the first nine months of the year, Ford was No. 2 in retail sales of EVs in the United States. In September, the company introduced all-new versions of two iconic vehicles: the seventh- generation Mustang and the F-Series Super Duty truck. Both vehicles will go on sale next year. Ford Pro sustained its leadership with commercial customers during the quarter. In the U.S., customer preference again drove a company market share of more than 40% for full-size commercial trucks and vans – with E-Transit representing 90% of the full-size EV van market so far this year. The business continued to build out its affordable, always-on fleet-management software, including for small businesses. In Europe, where the company’s year-to-date commercial share exceeded 15%, Ford Pro is the regional segment leader in two- and one- tonne vans as well as pickup trucks. Ford’s overall business in Europe was profitable in the third quarter as supply chain constraints began to ease and wholesale vehicle shipments were up 23% from Q2. Ford’s International Markets Group and South America units sustained their profitability following restructurings to de-risk the businesses and play to their strengths. IMG – which has launched the all-new Ranger at three of its four plants, with Silverton, South Africa, following soon – has gained more than a point of midsize-pickup market share through the first nine months of the year. In China, Ford posted a loss in the quarter, attributable to investments in EVs. The Lincoln brand, a solid source of profitability in the country, gained sequential share in the premium internal combustion engine segment. Ford Credit delivered another strong quarter, with earnings before taxes of nearly $600 million. Shifting Timelines, Priorities for ADAS at Scale In 2017, when Ford invested in Argo AI and autonomous vehicles, the company anticipated being able to bring Level 4 ADAS technology broadly to market by 2021. “But things have changed, and there's a huge opportunity right now for Ford to give time – the most valuable commodity in modern life – back to millions of customers while they’re in their vehicles,” said Farley. “It’s mission-critical for Ford to develop great and differentiated L2+ and L3 applications that at the same time make transportation even safer. “We’re optimistic about a future for L4 ADAS, but profitable, fully autonomous vehicles at scale are a long way off and we won’t necessarily have to create that technology ourselves.” Advanced L2+/L3 systems are already providing real customer benefits, powering rapid adoption and expanding our revenue and profit possibilities. Farley said Ford will hire talented engineers from Argo AI as that company is wound down to expand and speed development of those opportunities.

To date, more than 83,000 vehicle owners have enrolled in the Ford BlueCruise and Lincoln ActiveGlide services – and logged more than 21 million hands-free, L2 miles in just over one year since launch. By 2028, the company expects to have more than 30 million connected vehicles on the road around the globe – each of them representing potential new value for customers and annuity-like software-as-a-service revenue for Ford.

Outlook

With third quarter in the books, the company now anticipates full-year adjusted EBIT of about $11.5 billion. That would be about 15% higher than in 2021.

Such a performance would imply about 10% year-over-year growth in wholesale shipments; significantly higher earnings in North America and aggregate profitability in the rest of the world; and strong, but lower, EBT from Ford Credit.

Other assumptions include:

- No further deterioration in the supply chain
- Continued strong pent-up demand and orders for Ford's newest products
- Persistent strength in pricing
- Higher commodity and broad-based inflationary costs of about $9.0 billion
- Strong, though lower, auction values at Ford Credit, along with higher borrowing costs, and
- Continuation of a strong dollar.

Ford has raised its goal for full-year adjusted free cash flow to between $9.5 billion and $10 billion – up from $5.5 billion to $6.5 billion – on strength in the company's automotive operations, including restructured businesses in regions outside of North America.

Ford plans to report its fourth-quarter 2022 financial results on Thursday, Feb. 2.

# # #

About Ford Motor Company

Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, that is committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for and deepen the loyalty of those customers. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles commercial vans and cars and Lincoln luxury vehicles, as well as connected services. Additionally, Ford is establishing leadership positions in mobility solutions, including self-driving technology, and provides financial services through Ford Motor Credit Company. Ford employs about 176,000 people worldwide. More information about the company, its products and Ford Credit is available at corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Karen Rocoff	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.621.0965	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	krocoff@ford.com	stockinf@ford.com

4

5 Conference Call Details Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their 2022 third-quarter financial results at 4:05 p.m. ET on Wednesday, Oct 26. Following the release, at 5:00 p.m. ET, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and other members of the Ford senior leadership team will host a conference call to discuss the results. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call. Ford Third-Quarter Earnings Call: Wednesday, Oct. 26, at 5:00 p.m. ET Toll-Free: 844.282.4573 International: +1.412.317.5617 Online pre-registration is strongly recommended to expedite access to the call Webcast: shareholder.ford.com Replay Available after 8:00 p.m. ET on Wednesday, Oct. 26, and through Wednesday, Nov. 2 Webcast: shareholder.ford.com Toll-Free: (U.S.) 877.344.7529 (Canada) 855.669.9658 International: +1.412.317.0088 Conference ID: 8005789 Webcast: shareholder.ford.com

6 The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates, Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliate, and Ford brand vehicles produced in Taiwan by Lio Ho Group. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. See materials supporting the Oct. 26, 2022, conference call at shareholder.ford.com for further discussion of wholesale unit volumes. Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule, and a shortage of key components, such as semiconductors, or raw materials can disrupt Ford’s production of vehicles; • Ford’s long-term competitiveness depends on the successful execution of Ford+; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies; • Operational systems, security systems, vehicles, and services could be affected by cyber incidents, ransomware attacks, and other disruptions; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, capacity limitations, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products, digital and physical services, and mobility services are subject to market acceptance and face significant competition from existing and new entrants in the automotive, mobility, and digital services industries; • Ford’s near-term results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs; • Industry sales volume in any of Ford’s key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event;

7 • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Inflationary pressure and fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended September 30, 2021 2022 First Nine Months (unaudited) Cash flows from operating activities Net income/(loss) $ 5,637 $ (3,411) Depreciation and tooling amortization 5,478 5,669 Other amortization (1,034) (876) (Gains)/Losses on extinguishment of debt 8 121 Held for sale impairment charges — 32 Provision for/(Benefit from) credit and insurance losses (250) (70) Pension and other post-retirement employee benefits (“OPEB”) expense/(income) (1,115) (595) Equity method investment dividends received in excess of (earnings)/losses and impairments 95 2,975 Foreign currency adjustments 348 (71) Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments (899) 7,365 Net (gain)/loss on changes in investments in affiliates (354) 137 Stock compensation 262 277 Provision for/(Benefit from) deferred income taxes 652 (1,557) Decrease/(Increase) in finance receivables (wholesale and other) 8,508 (6,601) Decrease/(Increase) in accounts receivable and other assets (1,329) (2,370) Decrease/(Increase) in inventory (3,129) (4,160) Increase/(Decrease) in accounts payable and accrued and other liabilities (511) 8,453 Other (111) 357 Net cash provided by/(used in) operating activities 12,256 5,675 Cash flows from investing activities Capital spending (4,455) (4,801) Acquisitions of finance receivables and operating leases (34,693) (32,988) Collections of finance receivables and operating leases 39,440 35,676 Proceeds from sale of business 145 435 Purchases of marketable securities and other investments (23,243) (14,115) Sales and maturities of marketable securities and other investments 28,439 16,208 Settlements of derivatives (244) 233 Other (381) (23) Net cash provided by/(used in) investing activities 5,008 625 Cash flows from financing activities Cash payments for dividends and dividend equivalents (3) (1,410) Purchases of common stock — — Net changes in short-term debt 1,568 1,650 Proceeds from issuance of long-term debt 19,300 32,855 Payments of long-term debt (36,122) (37,395) Other (163) (244) Net cash provided by/(used in) financing activities (15,420) (4,544) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (155) (772) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 1,689 $ 984 Cash, cash equivalents, and restricted cash at beginning of period $ 25,935 $ 20,737 Net increase/(decrease) in cash, cash equivalents, and restricted cash 1,689 984 Cash, cash equivalents, and restricted cash at end of period $ 27,624 $ 21,721

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended September 30, 2021 2022 2021 2022 Third Quarter First Nine Months (unaudited) Revenues Automotive $ 33,211 $ 37,194 $ 90,893 $ 107,214 Ford Credit 2,434 2,187 7,700 6,724 Mobility 38 11 70 120 Total revenues 35,683 39,392 98,663 114,058 Costs and expenses Cost of sales 30,057 34,354 82,258 96,581 Selling, administrative, and other expenses 2,947 2,847 8,667 8,346 Ford Credit interest, operating, and other expenses 1,337 1,687 3,954 4,416 Total costs and expenses 34,341 38,888 94,879 109,343 Operating income/(loss) 1,342 504 3,784 4,715 Interest expense on Company debt excluding Ford Credit 439 321 1,365 941 Other income/(loss), net 852 1,318 3,883 (5,355) Equity in net income/(loss) of affiliated companies 130 (2,626) 260 (2,601) Income/(Loss) before income taxes 1,885 (1,125) 6,562 (4,182) Provision for/(Benefit from) income taxes 63 (195) 925 (771) Net income/(loss) 1,822 (930) 5,637 (3,411) Less: Income/(Loss) attributable to noncontrolling interests (10) (103) (18) (141) Net income/(loss) attributable to Ford Motor Company $ 1,832 $ (827) $ 5,655 $ (3,270) EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.46 $ (0.21) $ 1.42 $ (0.81) Diluted income/(loss) 0.45 (0.21) 1.40 (0.81) Weighted-average shares used in computation of earnings/(loss) per share Basic shares 3,995 4,021 3,989 4,017 Diluted shares 4,036 4,021 4,027 4,017

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2021 September 30, 2022 (unaudited) ASSETS Cash and cash equivalents $ 20,540 $ 21,548 Marketable securities 29,053 18,625 Ford Credit finance receivables, net of allowance for credit losses of $282 and $229 32,543 33,902 Trade and other receivables, less allowances of $48 and $98 11,370 14,764 Inventories 12,065 15,213 Assets held for sale 9 100 Other assets 3,416 3,936 Total current assets 108,996 108,088 Ford Credit finance receivables, net of allowance for credit losses of $643 and $531 51,256 47,683 Net investment in operating leases 26,361 23,555 Net property 37,139 35,529 Equity in net assets of affiliated companies 4,545 2,556 Deferred income taxes 13,796 15,149 Other assets 14,942 14,359 Total assets $ 257,035 $ 246,919 LIABILITIES Payables $ 22,349 $ 27,051 Other liabilities and deferred revenue 18,686 19,066 Debt payable within one year Company excluding Ford Credit 3,175 1,212 Ford Credit 46,517 42,838 Total current liabilities 90,727 90,167 Other liabilities and deferred revenue 27,705 28,591 Long-term debt Company excluding Ford Credit 17,200 19,073 Ford Credit 71,200 65,206 Deferred income taxes 1,581 1,793 Total liabilities 208,413 204,830 EQUITY Common Stock, par value $0.01 per share (4,067 million shares issued of 6 billion authorized) 40 41 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,611 22,768 Retained earnings 35,769 31,072 Accumulated other comprehensive income/(loss) (8,339) (10,193) Treasury stock (1,563) (1,564) Total equity attributable to Ford Motor Company 48,519 42,125 Equity attributable to noncontrolling interests 103 (36) Total equity 48,622 42,089 Total liabilities and equity $ 257,035 $ 246,919

SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended September 30, 2022			
	First Nine Months			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income/(loss)	$ (5,542)	$ 2,131	$ —	$ (3,411)
Depreciation and tooling amortization	3,995	1,674	—	5,669
Other amortization	74	(950)	—	(876)
(Gains)/Losses on extinguishment of debt	135	(14)	—	121
Held for sale impairment charges	32	—	—	32
Provision for/(Benefit from) credit and insurance losses	11	(81)	—	(70)
Pension and OPEB expense/(income)	(595)	—	—	(595)
Equity method investment dividends received in excess of (earnings)/losses and impairments	2,983	(8)	—	2,975
Foreign currency adjustments	(246)	175	—	(71)
Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments	7,277	88	—	7,365
Net (gain)/loss on changes in investments in affiliates	136	1	—	137
Stock compensation	269	8	—	277
Provision for/(Benefit from) deferred income taxes	(1,835)	278	—	(1,557)
Decrease/(Increase) in finance receivables (wholesale and other)	—	(6,601)	—	(6,601)
Decrease/(Increase) in intersegment receivables/payables	(161)	161	—	—
Decrease/(Increase) in accounts receivable and other assets	(2,172)	(198)	—	(2,370)
Decrease/(Increase) in inventory	(4,160)	—	—	(4,160)
Increase/(Decrease) in accounts payable and accrued and other liabilities	8,218	235	—	8,453
Other	794	(437)	—	357
Interest supplements and residual value support to Ford Credit	(1,340)	1,340	—	—
Net cash provided by/(used in) operating activities	$ 7,873	$ (2,198)	$ —	$ 5,675

Cash flows from investing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Capital spending	$ (4,761)	$ (40)	$ —	$ (4,801)
Acquisitions of finance receivables and operating leases	—	(32,988)	—	(32,988)
Collections of finance receivables and operating leases	—	35,676	—	35,676
Proceeds from sale of business	435	—	—	435
Purchases of marketable and other investments	(10,774)	(3,341)	—	(14,115)
Sales and maturities of marketable securities and other investments	12,623	3,585	—	16,208
Settlements of derivatives	54	179	—	233
Other	(25)	2	—	(23)
Investing activity (to)/from other segments	2,130	(30)	(2,100)	—
Net cash provided by/(used in) investing activities	$ (318)	$ 3,043	$ (2,100)	$ 625

Cash flows from financing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash payments for dividends and dividend equivalents	$ (1,410)	$ —	$ —	$ (1,410)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	513	1,137	—	1,650
Proceeds from issuance of long-term debt	3,295	29,560	—	32,855
Payments of long-term debt	(3,817)	(33,578)	—	(37,395)
Other	(185)	(59)	—	(244)
Financing activity to/(from) other segments	—	(2,100)	2,100	—
Net cash provided by/(used in) financing activities	$ (1,604)	$ (5,040)	$ 2,100	$ (4,544)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (329)	$ (443)	$ —	$ (772)

11

12 Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the period ended September 30, 2022 Third Quarter Company excluding Ford Credit Ford Credit Consolidated Revenues $ 37,205 $ 2,187 $ 39,392 Total costs and expenses (a) 37,211 1,677 38,888 Operating income/(loss) (6) 510 504 Interest expense on Company debt excluding Ford Credit 321 — 321 Other income/(loss), net 1,237 81 1,318 Equity in net income/(loss) of affiliated companies (2,634) 8 (2,626) Income/(Loss) before income taxes (1,724) 599 (1,125) Provision for/(Benefit from) income taxes (346) 151 (195) Net income/(loss) (1,378) 448 (930) Less: Income/(Loss) attributable to noncontrolling interests (103) — (103) Net income/(loss) attributable to Ford Motor Company $ (1,275) $ 448 $ (827) For the period ended September 30, 2022 First Nine Months Company excluding Ford Credit Ford Credit Consolidated Revenues $ 107,334 $ 6,724 $ 114,058 Total costs and expenses (a) 104,937 4,406 109,343 Operating income/(loss) 2,397 2,318 4,715 Interest expense on Company debt excluding Ford Credit 941 — 941 Other income/(loss), net (5,485) 130 (5,355) Equity in net income/(loss) of affiliated companies (2,619) 18 (2,601) Income/(Loss) before income taxes (6,648) 2,466 (4,182) Provision for/(Benefit from) income taxes (1,106) 335 (771) Net income/(loss) (5,542) 2,131 (3,411) Less: Income/(Loss) attributable to noncontrolling interests (141) — (141) Net income/(loss) attributable to Ford Motor Company $ (5,401) $ 2,131 $ (3,270) __________ (a) Ford Credit excludes a specials charge of $10 million.

13 Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): September 30, 2022 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 15,197 $ 6,351 $ — $ 21,548 Marketable securities 16,780 1,845 — 18,625 Ford Credit finance receivables, net — 33,902 — 33,902 Trade and other receivables, net 4,154 10,610 — 14,764 Inventories 15,213 — — 15,213 Assets held for sale 100 — — 100 Other assets 2,638 1,298 — 3,936 Receivable from other segments 13 971 (984) — Total current assets 54,095 54,977 (984) 108,088 Ford Credit finance receivables, net — 47,683 — 47,683 Net investment in operating leases 1,077 22,478 — 23,555 Net property 35,307 222 — 35,529 Equity in net assets of affiliated companies 2,432 124 — 2,556 Deferred income taxes 14,979 170 — 15,149 Other assets 12,940 1,419 — 14,359 Receivable from other segments — 15 (15) — Total assets $ 120,830 $ 127,088 $ (999) $ 246,919 Liabilities Company excluding Ford Credit Ford Credit Eliminations Consolidated Payables $ 25,823 $ 1,228 $ — $ 27,051 Other liabilities and deferred revenue 16,689 2,377 — 19,066 Debt payable within one year 1,212 42,838 — 44,050 Liabilities held for sale — — — Payable to other segments 984 — (984) — Total current liabilities 44,708 46,443 (984) 90,167 Other liabilities and deferred revenue 25,463 3,128 — 28,591 Long-term debt 19,073 65,206 — 84,279 Deferred income taxes 917 876 — 1,793 Payable to other segments 15 — (15) — Total liabilities $ 90,176 $ 115,653 $ (999) $ 204,830

14 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) gains and losses on investments in equity securities, (iii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements and on investments in equity securities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, global redesign (including separations), and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

15 Net Income / (Loss) Reconciliation To Adjusted EBIT ($M) Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share Memo: 2021 2022 2021 2022 FY 2021 Net income / (loss) attributable to Ford (GAAP) 1,832$ (827)$ 5,655$ (3,270)$ 17,937$ Income / (Loss) attributable to non-controlling interests (10) (103) (18) (141) (27) Net income / (loss) 1,822$ (930)$ 5,637$ (3,411)$ 17,910$ Less: (Provision for) / Benefit from income taxes (63) 195 (925) 771 130 Income / (Loss) before income taxes 1,885$ (1,125)$ 6,562$ (4,182)$ 17,780$ Less: Special items pre-tax (669) (2,607) (31) (11,092) 9,583 Income / (Loss) before special items pre-tax 2,554$ 1,482$ 6,593$ 6,910$ 8,197$ Less: Interest on debt (439) (321) (1,365) (941) (1,803) Adjusted EBIT (Non-GAAP) 2,993$ 1,803$ 7,958$ 7,851$ 10,000$ Memo: Revenue ($B) 35.7$ 39.4$ 98.7$ 114.1$ 136.3$ Net income / (loss) margin (GAAP) (%) 5.1% (2.1)% 5.7% (2.9)% 13.2% Adjusted EBIT margin (%) 8.4% 4.6% 8.1% 6.9% 7.3% Third Quarter Year-To-Date 2021 2022 2021 2022 Diluted After-Tax Results ($M) Diluted after-tax results (GAAP) 1,832$ (827)$ 5,655$ (3,270)$ Less: Impact of pre-tax and tax special items (209) (2,063) 287 (8,819) Adjusted net income – diluted (Non-GAAP) 2,041$ 1,236$ 5,368$ 5,549$ Basic and Diluted Shares (M) Basic shares (average shares outstanding) 3,995 4,021 3,989 4,017 Diluted shares 4,036 4,059 4,027 4,059 Earnings / (Loss) per share – diluted (GAAP) * 0.45$ (0.21)$ 1.40$ (0.81)$ Less: Net impact of adjustments (0.06) (0.51) 0.07 (2.18) Adjusted earnings per share – diluted (Non-GAAP) 0.51$ 0.30$ 1.33$ 1.37$ * In the third quarter and first nine months of 2022, there were 38 million and 42 million shares, respectively, excluded from the calculation of diluted earnings/(loss) per share, due to their anti-dilutive effect Third Quarter Year-To-Date Net dilutive options, unvested restricted stock units, unvested restricted stock shares, and convertible debt 41 38 38 42

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2022		Memo:
	Q3	Year-To-Date	Full Year 2021
Pre-Tax Results ($M)			
Income / (Loss) before income taxes (GAAP)	$ (1,125)	$ (4,182)	$ 17,780
Less: Impact of special items	(2,607)	(11,092)	9,583
Adjusted earnings before taxes (Non-GAAP)	$ 1,482	$ 6,910	$ 8,197
Taxes ($M)			
(Provision for) / Benefit from income taxes (GAAP)	$ 195	$ 771	$ 130
Less: Impact of special items	544	2,273	1,924
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ (349)	$ (1,502)	$ (1,794)
Tax Rate (%)			
Effective tax rate (GAAP)	17.3%	18.4%	(0.7)%
Adjusted effective tax rate (Non-GAAP)	23.5%	21.7%	21.9%

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

								Year-To-Date	
	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	2021	2022
Net cash provided by / (used in) operating activities (GAAP)	$ 4,492	$ 756	$ 7,008	$ 3,531	$ (1,084)	$ 2,947	$ 3,812	$12,256	$ 5,675
Less: Items Not Included in Company Adjusted Free Cash Flows									
Ford Credit operating cash flows	4,998	9,638	(341)	998	(419)	(1,340)	(439)	14,295	(2,198)
Funded pension contributions	(229)	(164)	(209)	(171)	(174)	(154)	(130)	(602)	(458)
Global Redesign (including separations) *	(290)	(954)	(301)	(310)	(176)	(137)	(179)	(1,545)	(492)
Ford Credit tax payments / (refunds) under tax sharing agreement	4	-	-	11	-	-	22	4	22
Other, net	9	(279)	(5)	(146)	(20)	20	(150)	(275)	(150)
Add: Items Included in Company Adjusted Free Cash Flows									
Company excluding Ford Credit capital spending	(1,358)	(1,504)	(1,562)	(1,759)	(1,349)	(1,503)	(1,613)	(4,424)	(4,465)
Ford Credit distributions	1,000	4,000	1,500	1,000	1,000	600	500	6,500	2,100
Settlement of derivatives	(25)	(133)	(42)	(55)	64	(36)	26	(200)	54
Company adjusted free cash flow (Non-GAAP)	$ (383)	$ (5,122)	$ 7,760	$ 2,335	$ (580)	$ 3,619	$ 3,601	$ 2,255	$ 6,640

* Global Redesign excludes cash flows reported in invested activities

16

17 Adjusted ROIC ($B) Four Quarters Four Quarters Ending Q3 2021 Ending Q3 2022 Adjusted Net Operating Profit / (Loss) After Cash Tax Net income / (loss) attributable to Ford 2.9$ 9.0$ Add: Non-controlling interest (0.0) 0.1 Less: Income tax 0.1 1.8 Add: Cash tax (0.6) (0.6) Less: Interest on debt (1.8) (1.4) Less: Total pension / OPEB income / (cost) (0.4) 4.3 Add: Pension / OPEB service costs (1.1) (1.0) Net operating profit / (loss) after cash tax 3.2$ 2.7$ Less: Special items (excl. pension / OPEB) pre-tax (3.6) (4.9) Adj. net operating profit / (loss) after cash tax 6.9$ 7.6$ Invested Capital Equity 36.7$ 42.1$ Debt (excl. Ford Credit) 25.6 20.3 Net pension and OPEB liability 10.6 4.6 Invested capital (end of period) 73.0$ 66.9$ Average invested capital 70.9$ 71.0$ ROIC (a) 4.6% 3.8% Adjusted ROIC (Non-GAAP) (b) 9.7% 10.7% a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

18 Special Items ($B) Global Redesign 2021 2022 2021 2022 India (0.4)$ (0.2)$ (0.4)$ (0.3)$ North America (0.0) (0.2) (0.0) (0.2) South America (0.2) (0.0) (0.7) (0.0) Other (0.1) (0.0) (0.2) (0.1) Subtotal Global Redesign (0.7)$ (0.4)$ (1.3)$ (0.6)$ Other Items Gain / (loss) on Rivian investment -$ 0.6$ 0.9$ (7.3)$ Argo Impairment - (2.7) - (2.7) Other - (0.1) 0.0 (0.5) Subtotal Other Items -$ (2.2)$ 0.9$ (10.5)$ Pension and OPEB Gain / (Loss) Pension and OPEB remeasurement 0.0$ (0.0)$ 0.4$ (0.0)$ Pension Settlements & Curtailments (0.0) - (0.1) - Subtotal Pension and OPEB Gain / (Loss) 0.0$ (0.0)$ 0.3$ (0.0)$ Total EBIT Special Items (0.7)$ (2.6)$ (0.0)$ (11.1)$ Cash Effects of Global Redesign (incl. separations) (0.3)$ (0.2)$ (1.6)$ (0.0)$ Third Quarter Year-To-Date

19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended September 30, 2021 2022 2021 2022 Third Quarter First Nine Months (unaudited) Financing revenue Operating leases $ 1,285 $ 1,123 $ 4,032 $ 3,500 Retail financing 955 857 2,949 2,637 Dealer financing 148 270 621 655 Other financing 9 17 36 39 Total financing revenue 2,397 2,267 7,638 6,831 Depreciation on vehicles subject to operating leases (441) (579) (1,200) (1,643) Interest expense (668) (851) (2,152) (2,119) Net financing margin 1,288 837 4,286 3,069 Other revenue Insurance premiums earned 15 19 59 51 Fee based revenue and other 61 17 134 95 Total financing margin and other revenue 1,364 873 4,479 3,215 Expenses Operating expenses 323 336 988 991 Provision for/(benefit from) credit losses (59) 39 (265) (81) Insurance expenses 5 (2) 14 — Total expenses 269 373 737 910 Other income/(loss), net (18) 89 (80) (59) Income before income taxes 1,077 589 3,662 2,246 Provision for/(benefit from) income taxes 97 151 186 335 Net income $ 980 $ 438 $ 3,476 $ 1,911

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2021 September 30, 2022 (unaudited) ASSETS Cash and cash equivalents $ 10,963 $ 6,351 Marketable securities 2,173 1,845 Finance receivables, net Retail installment contracts, dealer financing, and other financing 85,347 87,083 Finance leases 7,003 5,911 Total finance receivables, net of allowance for credit losses of $925 and $760 92,350 92,994 Net investment in operating leases 25,167 22,478 Notes and accounts receivable from affiliated companies 703 641 Derivative financial instruments 1,065 1,165 Other assets 2,524 2,444 Total assets $ 134,945 $ 127,918 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,051 $ 1,227 Affiliated companies 425 693 Total accounts payable 1,476 1,920 Debt (Note 9) 117,717 108,044 Deferred income taxes 676 876 Derivative financial instruments 512 3,628 Other liabilities and deferred revenue 2,166 2,015 Total liabilities 122,547 116,483 SHAREHOLDER’S INTEREST Shareholder’s interest 5,227 5,166 Accumulated other comprehensive income/(loss) (690) (1,381) Retained earnings 7,839 7,650 Shareholder’s interest attributable to Ford Motor Credit Company 12,376 11,435 Shareholder’s interest attributable to noncontrolling interests 22 — Total shareholder’s interest 12,398 11,435 Total liabilities and shareholder’s interest $ 134,945 $ 127,918

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended September 30, 2021 2022 First Nine Months (unaudited) Cash flows from operating activities Net income $ 3,476 $ 1,911 Provision for/(benefit from) credit losses (265) (81) Depreciation and amortization 1,752 2,131 Amortization of upfront interest supplements (1,716) (1,428) Net change in deferred income taxes (15) 278 Net change in other assets 558 (377) Net change in other liabilities (43) 668 All other operating activities 119 83 Net cash provided by/(used in) operating activities 3,866 3,185 Cash flows from investing activities Purchases of finance receivables (25,076) (24,934) Principal collections of finance receivables 31,378 28,252 Purchases of operating lease vehicles (8,367) (6,949) Proceeds from termination of operating lease vehicles 8,716 7,736 Net change in wholesale receivables and other short-duration receivables 8,525 (6,800) Purchases of marketable securities and other investments (7,143) (3,341) Proceeds from sales and maturities of marketable securities 9,940 3,585 Settlements of derivatives (44) 179 All other investing activities (53) (69) Net cash provided by/(used in) investing activities 17,876 (2,341) Cash flows from financing activities Proceeds from issuances of long-term debt 17,000 29,560 Payments of long-term debt (35,729) (33,578) Net change in short-term debt 1,712 1,137 Cash distributions to parent (6,500) (2,100) All other financing activities (52) (58) Net cash provided by/(used in) financing activities (23,569) (5,039) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (77) (443) Net increase/(decrease) in cash, cash equivalents and restricted cash $ (1,904) $ (4,638) Cash, cash equivalents, and restricted cash at beginning of period $ 14,996 $ 11,091 Net increase/(decrease) in cash, cash equivalents, and restricted cash (1,904) (4,638) Cash, cash equivalents, and restricted cash at end of period $ 13,092 $ 6,453